Exhibit 10.7      FLORIDINO'S STANDARD FRANCHISE AGREEMENT


THIS AGREEMENT is made and entered into this ________ day of ______________,19 ____, by and between FLORIDINO'S INTERNATIONAL, INC., a Florida corporation, with its principal office at 3560 Cypress Gardens Road, Winter Haven, Florida 33884 ("COMPANY"), and _________________________________ with his principal address at ___________________________________________
__________________________________________("FRANCHISEE").


1.   PREAMBLES AND ACKNOWLEDGMENTS

A.   PREAMBLES

The COMPANY has developed specialty restaurants, known as "Floridino's Restaurants", that sell and serve calzones, pizzas, pastas, salads, Italian sandwiches, beers, wines, sodas, and other Italian, Italian-American, and American foods and beverages. The Floridino's Restaurants are identified by certain service marks, trade names, logos, trade dress, and other commercial symbols, including, without limitation, the "Floridino's" service mark and trade name and the "Home of the World's Largest Calzone" service mark ("Marks"). The Floridino's Restaurants are operated pursuant to formats, specifications, standards, methods, and procedures required or approved by the COMPANY ("System"), all of which may be improved, further developed, or otherwise modified from time to time by the COMPANY. The COMPANY grants to persons who meet the COMPANY's qualifications, who have selected a location approved by the COMPANY, and who are willing to undertake the investment and effort, a franchise to operate a Floridino's Restaurant at such location, offering the products and services required or approved by the COMPANY and using the Marks and the System.

B.   ACKNOWLEDGMENTS

FRANCHISEE acknowledges that he has read this Agreement and the COMPANY's franchise offering circular and that he understands and accepts the terms, conditions, and covenants contained in this Agreement as being reasonably necessary to maintain the COMPANY's high standards of quality and service at all Floridino's Restaurants in order to protect and preserve the goodwill associated with the Marks and the System. FRANCHISEE further acknowledges that he has conducted an independent investigation of the franchise contemplated by this Agreement and recognizes that, like any other business, the business of operating a Floridino's Restaurant may evolve and change over time, that an investment in the franchise contemplated by this Agreement involves risks, and that the success of the franchise contemplated by this Agreement will be largely dependent upon the abilities and efforts of FRANCHISEE. The COMPANY expressly disclaims the making of, and FRANCHISEE acknowledges that he has not received or relied upon, any-warranty or guarantee, express or implied, as to the revenues, profits, or financial success of the franchise contemplated by this Agreement. FRANCHISEE further acknowledges that he has not received or relied on any representation about the franchise contemplated by this Agreement by the COMPANY, or its directors, officers, employees, or agents, that are contrary to the disclosures made in the COMPANY's franchise offering circular. FRANCHISEE represents to the COMPANY, as an inducement to its entry into this Agreement, that FRANCHISEE has made no misrepresentations in obtaining the franchise contemplated by this Agreement.

2.   FRANCHISE

A.   FRANCHISE GRANT

Subject to the provisions of this Agreement, the COMPANY grants to FRANCHISEE a franchise ("Franchise") to operate one (1)
Floridino's Restaurant ("Restaurant"), offering the products and services required and approved by the COMPANY and using the Marks and the System, at the following location:





The COMPANY's approval of the foregoing location does not constitute a representation, warranty, or guarantee by the COMPANY that the Restaurant can be successfully operated at such location.

B.   FRANCHISE TERM

The term of the Franchise shall commence upon the date of execution of this Agreement by the COMPANY and shall expire on the last day of the month that includes the tenth (10th) anniversary of such date, unless otherwise terminated prior thereto by operation of law or in accordance with any provision of this Agreement.


C.   FRANCHISE RENEWAL

Provided FRANCHISEE is in full compliance with all provisions of this Agreement, any and all other agreements between the COMPANY and FRANCHISEE, and any and all applicable laws and regulations, and upon not less than six (6) not more than twelve (12) months written notice to the COMPANY of his intention to do so, FRANCHISEE shall have the right to renew the Franchise for successive periods of ten (10) years each upon the payment to the COMPANY of a renewal fee in an amount equal to twenty-five percent (25%) of the franchise fee then most recently received by the COMPANY for a comparable new franchise and the execution of the then current form of standard franchise agreement used by the COMPANY prior to the expiration of each such-successive term.

D.   TERRITORIAL RIGHTS

Provided FRANCHISEE is in full compliance with all of the provisions of this Agreement, any and all other agreements between the COMPANY and FRANCHISEE, and any and all applicable laws and regulations, the COMPANY agrees that it will not operate, or permit any person other than FRANCHISEE to operate, any Floridino's Restaurant at any location within two and one-half (2.5) miles of the Restaurant during the term of the Franchise. The COMPANY (on behalf of itself and its affiliates) retains the right, in its sole discretion and without granting any rights to FRANCHISEE, (i) to itself operate, and permit persons other than FRANCHISEE to operate, Floridino's Restaurants at such locations greater than two and one-half (2.5) miles from the Restaurant as the COMPANY deems appropriate and (ii) to distribute anywhere the products and services required and approved by the COMPANY for Floridino's Restaurants under the Marks and other marks through dissimilar channels of trade (such as, food store, supermarket, factory, hospital, nursing home, school, arena, and stadium sales).

3.   CONSTRUCTION AND OPENING OF THE RESTAURANT

A.   ACQUISITION OF PREMISES OF THE RESTAURANT

FRANCHISEE has purchased or leased, or will, within thirty (30) days after the date of the execution of this Agreement, purchase or lease the premises at which the Restaurant is to be operated. Any lease or sublease of such premises shall contain such terms and provisions as are reasonably acceptable to the COMPANY and, at the COMPANY'S option, shall (i) be collaterally assigned to the COMPANY (with the consent of the lessor, if required) by a collateral assignment agreement in form and substance reasonably acceptable to the COMPANY to secure performance of any and all of FRANCHISEE's liabilities and obligations to the COMPANY; or (ii) contain substantially the following provisions:

(a) Anything contained in this Lease to the contrary notwithstanding, Lessor agrees that without its consent, this Lease and the right, title, and interest of Lessee hereunder may be assigned by Lessee to Floridino's International, Inc., a Florida corporation, or its designee, provided that Floridino's International, Inc. shall execute documents evidencing that it will be bound by all of the obligations of Lessee arising under this Lease from and after the time of such assignment.

(b) Lessee hereby agrees that Lessor may, upon the written request of Floridino's International, Inc., disclose to Floridino's International, Inc. all reports, information, or data in Lessor's possession respecting, sales made in, upon, or from the leased premises.

(c) Lessor shall give written notice to Floridino's International, Inc. (concurrently with the giving of such notice to Lessee) of any defaults by Lessee under this Lease and Floridino's International, Inc. shall have, after the expiration of the period during which Lessee may cure such default, an additional fifteen (15) days to cure, at its sole option, any such default and, upon the curing of such default, the right to enter upon the leased premises and assume Lessee's rights under this Lease as if this Lease had been assigned by Lessee to Floridino's International, Inc.

B.  CONSTRUCTION OF THE RESTAURANT

The COMPANY shall provide to FRANCHISEE prototype plans and specifications for a Floridino's Restaurant reflecting the COMPANY's requirements and suggestions for dimensions, exterior design, interior design and layout, decor, building materials, equipment, fixtures, furniture, and signs.

Promptly after purchasing or leasing the premises at which the Restaurant is to be operated and having been provided with the above-described plans and specifications, FRANCHISEE shall do or cause to be done the following:

(i) prepare and submit to the COMPANY for approval, which shall not be unreasonably withheld, final plans and specifications for the Restaurant, specifically noting any proposed modifications to the COMPANY's prototype plans and specifications, all such modifications being subject to prior written approval by the COMPANY;

(ii) obtain all licenses, permits, and certificates required for construction and operation of the Restaurant;

(iii) construct all required improvements to the premises, purchase and install all required equipment, fixtures, furniture, and signs, and decorate the premises in compliance with the plans and specifications approved by the COMPANY and all applicable ordinances, building codes, permit requirements, and lease or deed requirements and restrictions;

(iv) establish filing, accounting, and inventory control systems conforming to requirements of the COMPANY;

(v)  obtain a certificate of occupancy for the Restaurant; and

(vi) purchase, in accordance with the COMPANY's specifications, an opening inventory of ingredients, foods, beverages, plates, glasses, cups, utensils, menus, napkins, and other supplies required f or operation of the Restaurant.

The COMPANY shall make reasonable efforts to provide consultation services in connection with the construction of the Restaurant upon written request therefor from FRANCHISEE, but the ultimate responsibility for such construction remains with FRANCHISEE.

C.   OPENING OF THE RESTAURANT

FRANCHISEE agrees that he will not open the Restaurant for business without a certificate of occupancy and the COMPANY's prior written approval. FRANCHISEE agrees to complete the construction of and open the Restaurant for business within one hundred twenty (120) days after he purchases or leases the premises of the Restaurant, subject to such extensions of time as the COMPANY may grant, in its sole discretion.



D.   RELOCATION OF THE RESTAURANT

If FRANCHISEE's lease for the premises of the Restaurant terminates, with or without the fault of FRANCHISEE, or if in the judgment of the COMPANY and FRANCHISEE there is a change in the character of the location of the Restaurant sufficiently detrimental to its business potential to warrant its relocation, the COMPANY may, in its sole discretion, grant permission for relocation of the Restaurant to a new location approved in writing by the COMPANY. In the absence of such permission to relocate, this Agreement and the Franchise shall automatically terminate upon the loss of the right to continue to occupy the premises of the Restaurant. Any approved relocation shall be at FRANCHISEE's sole expense and FRANCHISEE shall reimburse the COMPANY for any and all costs and expenses incurred by the COMPANY in connection with such relocation. FRANCHISEE agrees that the premises at any such new location shall be acquired and the Restaurant shall be constructed and opened at such premises in accordance with the then current standards and specifications for a Floridino's Restaurant and in accordance with the provisions of Paragraphs A, B, and C of this Section 3.

4.   TRAINING AND ASSISTANCE

A.   TRAINING BY THE COMPANY

The COMPANY shall provide, and FRANCHISEE (or if FRANCHISEE is a partnership or corporation, a managing partner or officer who shall have been approved by the COMPANY) and any proposed managers of the Restaurant shall complete, an initial training program on the operation of a Floridino's Restaurant at such places and times as the COMPANY may designate. The initial training program shall consist of at least twenty (20) days of training covering such topics and using such instructional methods as the COMPANY, in its sole discretion, shall determine to be appropriate.

If, during the initial training program, the COMPANY determines, in its sole discretion, that any proposed manager of the Restaurant is not qualified to manage the Restaurant, the COMPANY shall notify FRANCHISEE thereof and FRANCHISEE may select a substitute manager for attendance at such training program. If, during the initial training program, the COMPANY determines, in its sole discretion, that FRANCHISEE (or if FRANCHISEE is a partnership or corporation, its managing partner or officer) is not qualified to operate the Restaurant, the COMPANY shall have the right to terminate the Franchise, effective upon delivery of written notice thereof to FRANCHISEE. Upon such termination, the COMPANY shall promptly refund (without interest) the franchise fee paid pursuant to Paragraph A of Section 8 hereof, and FRANCHISEE shall accept such refund as its only remedy with respect thereto.

The COMPANY shall have the right to require that FRANCHISEE (or if FRANCHISEE is a partnership or corporation, its managing partner or officer) and all managers of the Restaurant complete supplemental and refresher training programs during the term of the Franchise, to be provided at such places and times as the COMPANY may designate. The COMPANY shall have the right to assess FRANCHISEE reasonable charges for such training programs. FRANCHISEE shall be solely responsible for all travel, lodging, and living expenses incurred in connection with the attendance by FRANCHISEE (or if FRANCHISEE is a partnership or corporation, its managing partner or officer) and all managers of the Restaurant at the initial training program and any supplemental or refresher training programs.

B.    START-UP ASSISTANCE

The COMPANY shall provide FRANCHISEE the services of one (1) or more of its employees for twenty-one (21) days commencing one (1) day prior to the scheduled date of opening of the Restaurant to assist FRANCHISEE with the start-up and initial operation of the Restaurant.

C.   OPERATING ASSISTANCE

The COMPANY may advise FRANCHISEE of operating problems of the Restaurant disclosed by reports submitted to or inspections made by the COMPANY. Further, the COMPANY may provide to FRANCHISEE such guidance and assistance in connection with the operation of the Restaurant as is deemed appropriate by the COMPANY. Such guidance and assistance as the COMPANY does provide may be provided, in the sole discretion of the COMPANY, in the form of bulletins and other written materials, telephone consultations, and consultations at the offices of the COMPANY or at the Restaurant in conjunction with inspections of the Restaurant. Additional guidance and assistance may be made available to FRANCHISEE, at the written request of FRANCHISEE and in the sole discretion of the COMPANY, at per then fees and charges established by the COMPANY.



D.   OPERATING MANUAL

The COMPANY shall loan to FRANCHISEE during the term of the Franchise one (1) copy of an operating manual, which may consist of one (1) or more manuals and other written materials ("Operating Manual"), pertaining to the operation of Floridino's Restaurants, containing a description of the foods, beverages, and other products and services required and approved by the COMPANY, formats, specifications, standards, methods, and procedures required and approved by the COMPANY, and information relative to other obligations of FRANCHISEE hereunder. The COMPANY shall have the right to add to, and otherwise modify, the Operating Manual to reflect changes in required and approved foods, beverages, and other products and services and required and approved formats, specifications, standards, methods, and procedures for Floridino's Restaurants. FRANCHISEE shall keep his copy of the Operating Manual current. The master copy maintained by the COMPANY at its principal office shall be controlling in the event of a dispute relative to the contents of the Operating Manual. FRANCHISEE shall not at any time copy any part of the Operating Manual, or disclose its contents to any third party, without the written approval of the COMPANY.

5.   MARKS

A.   OWNERSHIP AND GOODWILL OF THE MARKS

FRANCHISEE acknowledges that the COMPANY is the owner of the Marks, that FRANCHISEE has no interest whatsoever in the Marks, and that FRANCHISEE's right to use the Marks is derived solely from this Agreement and is limited to the operation of the Restaurant pursuant to and in compliance with this Agreement and the formats, specifications, standards, methods, and procedures required and approved by the COMPANY. Any other use of the Marks by FRANCHISEE shall constitute an infringement of the rights of the COMPANY in the Marks. FRANCHISEE agrees that all use of the Marks by FRANCHISEE, and any goodwill established thereby, shall inure to the exclusive benefit of the COMPANY, and FRANCHISEE acknowledges that this Agreement does not confer any such goodwill or other interest in the Marks upon FRANCHISEE. All provisions of this Agreement applicable to the Marks shall apply to any additional or substitute service marks, trade names, logos, trade dress, commercial symbols, and other identifying characteristics of Floridino's Restaurants hereafter authorized for use by FRANCHISEE pursuant to this Agreement.



B.   LIMITATIONS ON FRANCHISEE'S USE OF THE MARKS

FRANCHISEE agrees to use the Marks as the sole identification of the Restaurant, provided that FRANCHISEE shall identify himself as the independent owner thereof in the manner required by the COMPANY. FRANCHISEE shall not use any Mark as part of any corporate, partnership, or organizational name or with any prefix, suffix, or other modifying words, terms, designs, or symbols, or in any modified form, nor may FRANCHISEE use any Mark in connection with the sale of any food, beverage, or other product or service that is not required or approved by the COMPANY or in any other manner not expressly authorized in writing by the COMPANY. FRANCHISEE agrees to display the Marks prominently and in the manner required by the COMPANY at the Restaurant, on stationery, business forms, signs, and uniforms required or approved by the COMPANY, and in connection with advertising and promotional materials required or approved by the COMPANY. Further, FRANCHISEE agrees to give such notices of mark registrations as the COMPANY specifies and to obtain such fictitious or assumed name registrations as may be required under applicable law.

C.   NOTIFICATION OF INFRINGEMENT AND CLAIMS

FRANCHISEE shall notify the COMPANY immediately in writing of any apparent infringement of, or challenge to FRANCHISEE's use of, any Mark, or any claim by any person of any rights in any Mark, or any similar trademark, service mark, trade name, logo, trade dress, commercial symbol, or other identifying characteristic of which FRANCHISEE becomes aware. FRANCHISEE shall not communicate with any person other than the COMPANY and its counsel in connection with any such infringement, challenge, or claim. The COMPANY shall have sole discretion to take such action as it deems appropriate and have the right to exclusively control any litigation, U.S. Patent and Trademark Office proceeding, or other administrative proceeding arising out of any such infringement, challenge, or claim or otherwise relating to any Mark, including any claim of unfair competition relating thereto.

FRANCHISEE may not, without the written approval of the COMPANY, in its sole discretion, commence or prosecute, or seek leave to intervene in, any litigation or other proceeding, including any arbitration proceeding, in which FRANCHISEE purports to enforce any right to recover any element of damage arising from the use or infringement of any of the Marks or from any unfair competition relating thereto. FRANCHISEE agrees to execute all instruments and documents, render such assistance, and do such acts and things as, in the opinion of the COMPANY's counsel, may be necessary or advisable to protect and maintain the interests of the COMPANY in any such litigation, U.S. Paten and Trademark Office proceeding, or other administrative or arbitration proceeding or to otherwise protect and maintain the interests of the COMPANY in the Marks.

D. DISCONTINUANCE OF USE OF THE MARKS

If it becomes advisable at any time, in the COMPANY's sole discretion, for the COMPANY and/or FRANCHISEE to modify or discontinue use of any Mark, and/or use one (1) or more additional or substitute service marks, trade names, logos, trade dress, commercial symbols, or other identifying characteristics of Floridino's Restaurants, FRANCHISEE agrees to comply with the COMPANY's directions with respect thereto within a reasonable time after notice thereof by the COMPANY. FRANCHISEE shall be solely responsible for all expenses associated with his compliance with the COMPANY's directions.

6. CONFIDENTIAL INFORMATION

A. THE COMPANY'S CONFIDENTIAL INFORMATION

The COMPANY possesses certain trade secrets and other confidential information relating to the System, including, without limitation, formats, specifications, standards, methods, procedures, information, and knowledge of and experience in operating Floridino's Restaurants ("Confidential Information"). The COMPANY will disclose the Confidential Information to FRANCHISEE in providing FRANCHISEE training, in the Operating Manual, and in guidance and assistance provided to FRANCHISEE during the term of the Franchise. FRANCHISEE acknowledges and agrees he will not acquire any interest in the Confidential Information other than the right to use it in the operation of the Restaurant during the term of the Franchise, and that the use or duplication of the Confidential Information in any other business would constitute unfair competition. FRANCHISEE acknowledges and agrees that the Confidential Information is proprietary to the COMPANY and is disclosed to FRANCHISEE solely on the condition that FRANCHISEE agrees, and FRANCHISEE does hereby agree, that he will (i) not use the Confidential Information in any other business or capacity; (ii) maintain the absolute confidentiality of the Confidential Information during and after the term of the Franchise; (iii) not make unauthorized copies of any portion of the Confidential Information disclosed in written form; and (iv) adopt and implement all reasonable procedures required from time to time by the COMPANY to prevent unauthorized use or disclosure of the Confidential Information, including, without limitation, restrictions on disclosure thereof to FRANCHISEE's employees and the use of nondisclosure and noncompetition clauses in employment agreements with such employees if the COMPANY so directs.

B.   FRANCHISEE'S OTHER BUSINESS INTERESTS

FRANCHISEE acknowledges and agrees that the COMPANY would be unable to protect the Confidential Information against unauthorized use or disclosure and encourage a free exchange of ideas and information among the COMPANY and all owners of franchised Floridino s Restaurants if any owner or manager of a franchised Floridino s Restaurant is permitted to have any interest in or involvement with any Italian or Italian-American restaurant, other than a Floridino's Restaurant. Therefore, during the term of the Franchise, neither FRANCHISEE (or any partner, shareholder, director, or officer of FRANCHISEE if FRANCHISEE is a partnership or corporation), any manager of the Restaurant, nor any member of his (or their) immediate families, shall have any interest in or involvement with, as an owner, investor, partner, director, officer, employee, consultant, representative, or agent, or in any other capacity, any Italian or Italian-American restaurant, other than a Floridino's Restaurant. This prohibition shall not preclude any such person from owning less than five percent (5%) of the outstanding shares of stock of any publicly held corporation owning or operating any such restaurant so long as such person is not involved in the operation of such restaurant.

C.   FRANCHISEE'S INVENTIONS AND IMPROVEMENTS

FRANCHISEE agrees that the COMPANY shall have the perpetual right to use and authorize other persons to use, and FRANCHISEE shall fully and promptly disclose to the COMPANY, all inventions, improvements, ideas, concepts, methods, and procedures relating to the operation of Italian or Italian-American restaurants conceived or developed by FRANCHISEE and/or his employees during the term of the Franchise.






7.   RELATIONSHIP OF THE PARTIES - INDEMNIFICATION

A.   RELATIONSHIP OF THE PARTIES

It is understood and agreed by the parties hereto that this Agreement does not create a fiduciary relationship between them, that the COMPANY and FRANCHISEE shall be independent contractors, and that nothing in this Agreement is intended to make either party a general or special agent, legal representative, subsidiary, joint venturer, partner, employee, or servant of the other for any purpose. FRANCHISEE shall identify himself in all dealings with customers, lessors, contractors, suppliers, public officials, and others as the owner and operator of the Restaurant under a franchise from the COMPANY, and shall place such notices of independent ownership and operation on forms, signs stationery, advertising, and other materials, as the COMPANY may require.

The COMPANY has not authorized or empowered FRANCHISEE to use the Marks other than as provided by this Agreement. FRANCHISEE shall not employ any Mark in signing any contract, lease, mortgage, check, purchase agreement, negotiable instrument, or other legal obligation without the prior written approval of the COMPANY or employ any Mark in a manner that is likely to result in liability of the COMPANY for any indebtedness or obligation of FRANCHISEE. Except as may otherwise be specifically provided in this Agreement, neither the COMPANY nor FRANCHISEE shall make any express or implied agreements, guarantees, or representations, or incur any debt, in the name of or on behalf of the other, or represent that their relationship is other than franchiser and franchisee. Neither the COMPANY nor FRANCHISEE shall be obligated by or have any liability under any agreements or representations made by the other that are not expressly authorized hereunder, nor shall the COMPANY be obligated for any damages to any person or property directly or indirectly arising out of FRANCHISEE's ownership, construction, or operation of the Restaurant. The COMPANY shall have no liability for any sales, service, use, value added, excise, gross receipts, property, or other taxes, whether levied upon FRANCHISEE, the Restaurant, or the COMPANY, in connection with FRANCHISEE's ownership, construction, or operation of the Restaurant.




B.   INDEMNIFICATION

FRANCHISEE agrees to indemnify and hold the COMPANY, and its subsidiaries, affiliates, stockholders, directors, officers, employees, agents, and assignees, harmless from and against, and to reimburse them for, any loss, liability, taxes, or damages (actual, consequential, and incidental) and all reasonable costs and expenses of defending any claim brought against any of them or any action in which any of them is named as a party (including, without limitation, reasonable accountant, attorney, and expert witness fees, costs of investigation and proof of acts, court costs , other litigation expenses, and travel and living expenses) that any of them may suffer, sustain, or incur by reason of, arising from, or in connection with FRANCHISEE's ownership, construction, or operation of the Restaurant. The indemnities and assumptions of liabilities and obligations herein shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of the Franchise.

8.   FRANCHISE FEES

A.    FRANCHISE FEE

FRANCHISEE shall pay to the COMPANY a franchise fee in the amount of ________________ ($______) payable upon the execution of this Agreement. If FRANCHISEE has paid to the COMPANY a development fee for the Restaurant prior to the execution of this Agreement, such development fee shall be fully credited to the franchise fee. The franchise fee shall be fully earned by the COMPANY upon the execution of this Agreement and shall be nonrefundable, except as expressly provided in Paragraph A of Section 4 hereof.

B.   ROYALTY AND SERVICE FEE

FRANCHISEE agrees to pay to the COMPANY a monthly royalty and service fee based on the following percentages of the Gross
Revenues, as defined in Paragraph C of this Section 8, payable by the tenth (10th) day of each month in respect of the Gross
Revenues for the preceding month:

Four percent (4.0%) of the Gross Revenues for each month during the period commencing on the date of execution of this Agreement by the COMPANY and expiring on the last day of the month that includes the first (1st) anniversary of such date;


The COMPANY may, in its sole discretion, institute an electronic funds transfer system for payment of the royalty and service fee each month during the term of the Franchise. If the COMPANY institutes such a system, FRANCHISEE agrees to execute all documents required to authorize his bank to electronically transfer funds from his account to the COMPANY's account at its bank as payment of the royalty and service fee each month upon presentation by the COMPANY of a statement of the Gross Revenues and the royalty and service fee due and owing in respect of the Gross Revenues for the preceding month.

C.   DEFINITION OF "GROSS REVENUES"

The term "Gross Revenues" shall mean the total amount of all sales of foods, beverages, and other products and services sold at, from, and otherwise in connection with the operation of the Restaurant, including delivery, special event, and other off premises sales, whether for cash, on credit, or otherwise, but shall not include any sales, service, value added, or excise taxes paid or accrued by FRANCHISEE.

D.    INTEREST ON LATE PAYMENTS

All royalty and service fees, advertising contributions, amounts due for purchases by FRANCHISEE from the COMPANY or its affiliates, and other amounts that FRANCHISEE owes to the COMPANY or its affiliates shall bear interest after the due date at the applicable maximum legal rate for open account business credit, but not to exceed one and one-half percent (1.5%) per month.

FRANCHISEE acknowledges that this Paragraph D shall not constitute the COMPANY's agreement to accept such payments after they are due or a commitment by the COMPANY to extend credit to, or otherwise finance FRANCHISEE's operation of, the Restaurant. Further, FRANCHISEE acknowledges that his failure to pay all amounts when due shall constitute grounds for termination of the Franchise, as provided in Paragraph B of Section 14 hereof, notwithstanding the provisions of this paragraph.

E.   APPLICATION OF PAYMENTS

The COMPANY shall have sole discretion to apply any and all payments received from FRANCHISEE and any and all indebtedness of the COMPANY to FRANCHISEE to any and all past due indebtedness of FRANCHISEE for royalty and service fees, advertising contributions, and purchases from the COMPANY and its affiliates in such amounts and in such order as the COMPANY deems appropriate.

9.   IMAGE AND OPERATING STANDARDS

A.   BUILDING MATERIALS, EQUIPMENT, FIXTURES, FURNITURE, AND
SIGNS

FRANCHISEE acknowledges and agrees that the COMPANY would be unable to maintain its high standards of quality and service at all Floridino's Restaurants and protect and preserve the goodwill associated with the Marks and the System if any franchisee is permitted to use any building materials, equipment, fixtures, furniture, or signs other than those required or approved by the COMPANY in the construction or operation of his Floridino's Restaurant. The COMPANY shall provide FRANCHISEE with a list of required or approved building materials, equipment, fixtures, furniture, and signs and may issue revisions thereto. The COMPANY's requirement or approval of building materials, equipment, fixtures, furniture, and signs may be given in the form of specifications and in the requirement or approval of specific types and brands. FRANCHISEE agrees that he will not, without the prior written approval of the COMPANY, use or authorize his employees or contractors to use, any building materials, equipment, fixtures, furniture, or signs that are not on such list in the construction or operation of the Restaurant. FRANCHISEE may purchase required and approved building materials, equipment, fixtures, furniture, and signs from the COMPANY or any other supplier that can provide the same.

B.   CONDITION OF THE RESTAURANT, EQUIPMENT, FIXTURES, FURNITURE,
AND SIGNS

FRANCHISEE agrees that he will maintain the condition and appearance of the Restaurant and all equipment, fixtures, furniture, and signs used in the operation of the Restaurant in accordance with the specifications of the COMPANY. FRANCHISEE shall not alter the Restaurant and/or any equipment, fixture, furniture, or sign used in the operation of the Restaurant
without the prior   written approval of the COMPANY.  If the
Restaurant and/or any equipment, fixture, furniture, or sign used in the operation of the Restaurant is damaged by fire or any other casualty, FRANCHISEE shall, within thirty (30) days thereafter, repair the Restaurant and/or such equipment, fixture, furniture, or sign in accordance with the specifications of the COMPANY if such repair is commercially practical or commence reconstruction of the Restaurant and/or replace such equipment, fixture, furniture, or sign if such repair is not commercially practical. If the Restaurant and/or any equipment used in the operation of the Restaurant is destroyed by fire or any other
casualty, FRANCHISEE shall, within thirty    (30) days
thereafter, commence reconstruction of the Restaurant  and/or
replace such equipment, fixture, furniture, or sign.   Upon
commencement of reconstruction of the Restaurant, FRANCHISEE shall thereafter proceed with such reconstruction with reasonable diligence until such reconstruction has been completed and the Restaurant reopened in accordance with the provisions of Paragraphs B and C of Section 3 hereof. As an alternative to reconstruction of the Restaurant if the Restaurant has been damaged to the extent that repair is commercially impractical or destroyed, FRANCHISEE may terminate the Franchise by written notice to the COMPANY.

C.  FOODS AND BEVERAGES

FRANCHISEE acknowledges and agrees that the COMPANY would be unable to maintain its high standards of quality and service at all Floridino's Restaurants and protect and preserve the goodwill associated with the Marks and the System if any franchisee is permitted to offer any foods, beverages, and other products and services other than those required and approved by the COMPANY in connection with the operation of his Floridino's Restaurant. FRANCHISEE agrees that he will offer all foods, beverages, and other products and services required by the COMPANY in the Operating Manual and will not, without the prior written approval of the COMPANY, offer any food, beverage, or other product or service that is not approved by the COMPANY in the Operating Manual in connection with the operation of the Restaurant. FRANCHISEE further agrees that he will not offer any food, beverage, or other product or service that is required or approved by the COMPANY in the Operating Manual at any location other than the premises of the Restaurant without the prior written approval of the COMPANY.

D.   INGREDIENTS AND OTHER SUPPLIES

FRANCHISEE acknowledges and agrees that the COMPANY would be unable to maintain its high standards of quality and service at all Floridino's Restaurants and protect and preserve the goodwill associated with the Marks and the System if any franchisee is permitted to use any ingredients, foods, beverages, plates, glasses, cups, utensils, menus, napkins, or other supplies other than those required or approved by the COMPANY in the operation of his Floridino's Restaurant. The COMPANY shall provide FRANCHISEE a list of required or approved ingredients, foods, beverages, plates, glasses, cups, utensils, menus, napkins, and other supplies and shall from time to time issue revisions thereto. The COMPANY's requirement or approval of ingredients, foods, beverages, plates, glasses, cups, utensils, menus, napkins, and other supplies may be given in the form of specifications and in the requirement or approval of specific types and brands. FRANCHISEE agrees that he will not, without the prior written approval of the COMPANY, use or authorize his employees to use, any ingredients, foods, beverages, plates, glasses, cups, utensils, menus, napkins, and other supplies that are not on such list in the operation of the Restaurant. FRANCHISEE must purchase required and approved ingredients, foods, beverages, plates, glasses, cups, utensils, menus, napkins, and other supplies from suppliers as are required or approved by the COMPANY.

E.   FORMATS, SPECIFICATIONS, STANDARDS, METHODS, AND PROCEDURES

FRANCHISEE acknowledges and agrees that each and every detail of the operation of the Restaurant is important to the COMPANY and the franchised owners of other Floridino's Restaurants. FRANCHISEE agrees to cooperate with the COMPANY in maintaining high standards in his operation of the Restaurant and, accordingly, agrees to comply with all formats, specifications, standards, methods, and procedures (whether contained in the Operating Manual or any other written or oral communication to FRANCHISEE) that the COMPANY may, in its sole discretion, require for Floridino's Restaurants. Required formats, specifications, standards, methods, and procedures required in the Operating Manual or otherwise communicated to FRANCHISEE in writing shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include all such required formats, specifications, standards, methods, and procedures.

F.  RECOMMENDED RETAIL PRICES

The COMPANY may recommend or suggest retail prices for the foods, beverages, and other products and services sold at, from, and otherwise in connection with the operation of the Restaurant.
All such recommendations or suggestions are based on the COMPANY's experience relating to the various factors that determine appropriate prices, but such recommendations or suggestions are not binding upon FRANCHISEE. FRANCHISEE shall have the right to charge whatever retail prices for such foods, beverages, and other products and services he determines to be appropriate.

G.    STATIONERY AND BUSINESS FORMS

FRANCHISEE shall use only such stationery and business forms as are required or approved by the COMPANY. FRANCHISEE may purchase such stationery and business forms from any supplier that can produce such stationery and business forms using the Marks in accordance with the COMPANY's specifications.

H.    UNIFORMS

When serving customers at the Restaurant or promoting the Restaurant, FRANCHISEE and his employees shall wear such uniforms or other items of clothing as may be required or approved by the COMPANY. All such uniforms or other items of clothing shall be maintained by FRANCHISEE and his employees in a clean and attractive manner. FRANCHISEE may purchase such uniforms or other items of clothing from any supplier that can provide such uniforms or other items of clothing in accordance with the COMPANY's specifications.

I.    COMPLIANCE WITH LAWS AND GOOD BUSINESS PRACTICES

FRANCHISEE shall obtain and maintain in force all licenses, permits, and certificates required for the operation of the Restaurant and shall operate the Restaurant in full compliance with all applicable laws, ordinances, and regulations.
FRANCHISEE agrees that he will not take any action, or fail to take any action, that may cause any license, permit, or certificate required to operate the Restaurant to be revoked, suspended, or restricted, and FRANCHISEE shall be solely responsible for compliance with all applicable laws, ordinances, and regulations pertaining thereto. FRANCHISEE shall immediately notify the COMPANY of steps taken or threatened to be taken by the issuing authority to revoke, suspend, or restrict any such license, permit, or certificate. FRANCHISEE shall notify the COMPANY in writing within five (5) days of the commencement of any action, suit, proceeding, or investigation, or of the issuance of any order, writ, injunction, award, or decree, by any court, agency, or other governmental authority that may adversely affect the operation of the Restaurant.

All advertising and promotion by FRANCHISEE shall be completely factual and shall conform to the highest standards of ethical advertising. FRANCHISEE agrees to refrain from any business or advertising practice that may be injurious to the COMPANY or the goodwill associated with the Marks, the System, and Floridino's Restaurants. FRANCHISEE shall at all times give prompt, courteous, and efficient service to the customers of the Restaurant. Franchisee shall, in all dealings with the customers and suppliers of the Restaurant and the public, adhere to the highest standards of honesty, integrity, fair dealing, and ethical conduct.

J.   MANAGEMENT OF THE RESTAURANT

The Restaurant shall at all times be under the direct, day-to-day, full-time supervision of FRANCHISEE (or if FRANCHISEE is a partnership or corporation, a managing partner or officer who shall have completed the initial training program), subject to the requirements of the Operating Manual. FRANCHISEE shall at all times faithfully, honestly, and diligently perform his obligations hereunder and exert his best efforts to promote and enhance the business of the Restaurant. FRANCHISEE (and the partners, directors, shareholders, and officers of FRANCHISEE if FRANCHISEE is a partnership or corporation) and the managers of the Restaurant shall not engage in any other business or other activity, directly or indirectly, that substantially conflicts with FRANCHISEE's obligations hereunder.

K.   HIRING, TRAINING, AND SUPERVISION OF EMPLOYEES

FRANCHISEE shall hire all employees of the Restaurant and shall be exclusively responsible for the terms of their employment and compensation. FRANCHISEE shall implement a training program for his employees in compliance with the COMPANY's requirements. FRANCHISEE agrees to maintain at all times a staff of trained employees sufficient to operate the Restaurant in compliance with the COMPANY's standards. FRANCHISEE (or if FRANCHISEE is a partnership or corporation, its managing partner or officer) or a manager of the Restaurant who shall have completed the initial training program or other training satisfactory to the COMPANY shall be on the premises of the Restaurant at all times during the hours of its operation to supervise all other employees on duty.




L.   INSURANCE

FRANCHISEE shall at all times during the term of the Franchise maintain in force, at his sole expense, fire and casualty insurance for the Restaurant and commercial general liability insurance against claims for bodily and personal injury, death, and property damage caused by or occurring in connection with the operation of the Restaurant. Such insurance coverage shall be maintained under policies of insurance containing minimum protection in such amounts as may be specified by the COMPANY in the Operating Manual. FRANCHISEE shall carry workers' compensation insurance covering all of his employees as required by the laws of the applicable state. All insurance policies shall be issued by one or more insurance carriers acceptable to the COMPANY. All liability insurance policies shall name the COMPANY as an additional insured, shall contain a waiver of the insurance carrier's right of subrogation against the COMPANY, and shall provide that the COMPANY will receive thirty (30) days prior written notice of termination, expiration, or cancellation of any such policy.

FRANCHISEE shall provide to the COMPANY annually a copy of the certificate or other evidence of the renewal or extension of each insurance policy. If FRANCHISEE at any time fails or refuses to maintain in effect any insurance coverage required by the COMPANY, or to provide satisfactory evidence thereof, the COMPANY, at its option and in addition to its other rights and remedies hereunder, may obtain such insurance coverage on behalf of FRANCHISEE, and FRANCHISEE shall promptly execute any application or other form or instrument required to obtain any such insurance and pay to the COMPANY, on demand, any costs and premiums paid or incurred by the COMPANY. FRANCHISEE's obligation to maintain the insurance described herein shall not be limited in any way by reason of any insurance maintained by the COMPANY, nor shall FRANCHISEE's performance of such obligations relieve FRANCHISEE of any obligations under Section 7 hereof.

M. CREDIT CARDS

FRANCHISEE shall at all times have arrangements in existence with VISA, MasterCard, American Express, and such other credit card issuers or sponsors, check verification services, and electronic funds transfer systems as the COMPANY designates from time to time in order that the Restaurant may accept customers' credit cards, personal checks, and other forms of non-currency payment. If the COMPANY designates a processor for all credit card transactions at Floridino's Restaurants during the term of the Franchise, FRANCHISEE agrees to use that processor for all credit card transactions at, from, or in connection with the operation of the Restaurant.

10.  ADVERTISING

A.   BY THE COMPANY

Recognizing the value of uniform advertising to the goodwill and public image of Floridino's Restaurants, the COMPANY may institute, maintain, and administer a central advertising fund ("Fund") for such advertising or public relations programs as the COMPANY, in its sole discretion, may deem necessary or appropriate to advertise or promote Floridino's Restaurants. The COMPANY shall direct all such programs, with sole discretion over the creative concepts, materials, endorsements, and media used, and the placement and allocation of advertisements in such media. The COMPANY shall have the right to determine, in its sole discretion, the composition of all geographic areas for the development and implementation of such programs. FRANCHISEE shall contribute to the Fund an amount designated by the COMPANY, in its sole discretion, not to exceed one and two percent (2.0%) of the Gross Revenues, payable monthly together with the royalty and service fee due hereunder.

FRANCHISEE agrees that the Fund may be used to meet all costs of maintaining, administering, directing, and preparing national, regional, or local advertising and public relations materials and programs, including, without limitation, costs for preparing and conducting television, radio, magazine, billboard, newspaper, and other media programs and activities, costs associated with conducting market research, and costs for providing promotional brochures and advertising materials to Floridino's Restaurants. The COMPANY may spend in any fiscal year an amount greater or less than the aggregate contributions of Floridino's Restaurants to the Fund in that year and the COMPANY may make loans to the Fund bearing reasonable interest to cover any deficits of the Fund and cause the Fund to invest any surplus for future use by the Fund.

The Fund shall be accounted for separately from the other funds of the COMPANY and shall not be used to defray any of the COMPANY's general operating expenses, except for such reasonable salaries, administrative costs, and overhead as the COMPANY may incur in activities reasonably related to the administration or direction of the Fund and its programs (including, without limitation, conducting market research, preparing advertising materials, and collecting and accounting for contributions to the
Fund). A report of the operations of the Fund shall be prepared annually by the COMPANY and shall be made available to FRANCHISEE upon request.

FRANCHISEE understands and acknowledges that the Fund is intended to maximize general recognition of the Marks and the goodwill and public image of Floridino's Restaurants for the benefit of all Floridino's Restaurants and that the COMPANY undertakes no obligation in developing, implementing, or administering advertising or public relations programs to ensure that expenditures that are proportionate or equivalent to FRANCHISEE's contributions are made for the Restaurant or that any Floridino's Restaurant benefits directly or pro rata from the placement of advertising through the Fund.

B.   BY FRANCHISEE

In addition to making the advertising contributions required under Paragraph A of this Section 10, FRANCHISEE agrees to list and advertise the Restaurant in the principal (as determined by the COMPANY) regular (white pages) and classified (Yellow pages) telephone directories for the market area within which the Restaurant is located in such directory categories as are specified by the COMPANY using the COMPANY's standard forms of listing and classified directory advertisements. If such classified directory advertisements include other Floridino's Restaurants operating within such market area, the cost of such advertisements shall be reasonably apportioned among all Floridino's Restaurants included therein in proportion to the annualized total Gross Revenues of each such Floridino's Restaurant for the preceding year.

In addition to making the advertising contributions required under Paragraph A of this Section 10, FRANCHISEE shall be obligated to expend not less than an additional two percent (2.0%) of the Gross Revenues in connection with local advertising and promotional activities in such media (including any secondary regular and classified telephone directories) and by such methods as FRANCHISEE may determine to be appropriate, subject to the approval of the COMPANY, which shall not be unreasonably withheld. Prior to their use by FRANCHISEE, samples of all local advertising and promotional materials not prepared or previously approved by the COMPANY shall be submitted to the COMPANY for approval, which shall not be unreasonably withheld. If written disapproval is not received by FRANCHISEE within fifteen (15) days from the date of receipt by the COMPANY of such materials, the COMPANY shall be deemed to have given the required approval. FRANCHISEE shall not use any advertising or promotional materials that the COMPANY has disapproved.

C.   FRANCHISEE'S PARTICIPATION IN LOCAL ADVERTISING COOPERATIVE

The COMPANY may, in its sole discretion, designate geographical areas for which it has determined, on the basis of television coverage, newspaper coverage, or other criteria that it may establish, in its sole discretion, that the establishment of a local advertising cooperative may be appropriate for all Floridino's Restaurants located within each such area. If the owners of seventy-five percent (75%) of the franchised Floridino's Restaurants located within any such area that includes the Restaurant concur with the COMPANY's judgment that a local advertising cooperative would be appropriate, FRANCHISEE shall be obligated to participate in the cooperative for such area ("Local Advertising Cooperative"). The Local Advertising Cooperative shall be formed by all of the owners of the Floridino's Restaurants within such area and shall operate pursuant to such by-laws and in such form as the members thereof may determine, on the basis of one (1) vote for each Floridino's Restaurant within such area. Pursuant to the by-laws adopted by the Local Advertising Cooperative, FRANCHISEE shall contribute to the Local Advertising Cooperative an amount of the Gross Revenues designated thereby, not to exceed one and one-half percent (1. 5%) of the Gross Revenues. FRANCHISEE's obligation to expend funds directly on local advertising and promotional activities pursuant to Paragraph B of this Section 10 shall be reduced as necessary such that the total amount of the Gross Revenues that FRANCHISEE is required to expend for local advertising and promotional activities, including direct local advertising and promotional activities by FRANCHISEE and contributions to the Local Advertising Cooperative by FRANCHISEE (but excluding any expenditures made for advertising in telephone directories as required by Paragraph B of this Section 10), shall not exceed two percent (2%).






11.  RECORDS AND REPORTS

A.  ACCOUNTING AND RECORDS

During the term of the Franchise, FRANCHISEE shall, at his expense, (i) implement record keeping and accounting systems conforming to the requirements required by the COMPANY and (ii) maintain at a location required or approved by the COMPANY and preserve for no less than three (3) years from the date of their preparation, or for such longer period as may be required by any applicable law, ordinance, or regulation, full, complete, and accurate books, records, and accounts for the Restaurant and all supporting documents pertaining thereto. FRANCHISEE shall use only cash registers with "non-resettable totals" in the operation of the Restaurant. If requested by the COMPANY, FRANCHISEE shall use in the operation of the Restaurant cash registers and associated computer hardware and software that permits the COMPANY to electronically poll and capture all transaction data entered into such cash registers.
B.  REPORTS AND TAX RETURNS
FRANCHISEE shall provide to the COMPANY the following:

(i) within ten (10) days after the end of each month,
(a)a statement relating to the Gross Revenues for such month and
(b) a year-to-date profit and loss statement, a year-to-date source and use of funds statement, and a balance sheet as of the end of the month preceding such month; and

(ii) within sixty (60) days after the end of each year, an annual profit and loss statement, an annual source and use of funds statement, and a balance sheet as of the end of such year, which shall be reviewed by an independent certified public accountant if requested by the COMPANY.

FRANCHISEE shall provide to the COMPANY upon its request such other written and electronic reports and such other information as the COMPANY shall designate. All such financial statements, written reports, and information shall be on forms approved by the COMPANY and signed and verified by FRANCHISEE. FRANCHISEE shall provide to the COMPANY upon its request exact copies of all state sales tax returns and such portions of FRANCHISEE's federal and state income tax returns as reflect the operation of the Restaurant.

12.  INSPECTION AND AUDITS

A.   THE COMPANY'S RIGHT TO INSPECT THE RESTAURANT

To determine whether FRANCHISEE is complying with this Agreement, the COMPANY shall have the right at any time during business hours, and without prior notice to FRANCHISEE, to view and inspect the operation of the Restaurant. FRANCHISEE shall fully cooperate with representatives of the COMPANY making any such inspection and shall permit representatives of the COMPANY to take photographs, movies, and videotapes of FRANCHISEE and/or his employees during their service of customers and to interview his employees and customers.

B.   THE COMPANY'S RIGHT TO EXAMINE BOOKS AND RECORDS

The COMPANY shall have the right at any time during business hours, and without prior notice to FRANCHISEE, to examine or audit, or cause to be examined or audited, the books, records, and accounts of the Restaurant and all supporting documents pertaining thereto. FRANCHISEE shall fully cooperate with representatives of the COMPANY and independent accountants hired by the COMPANY to conduct any such examination or audit. If any such examination or audit shall disclose an understatement of the Gross Revenues, FRANCHISEE shall pay to the COMPANY, within fifteen (15) days after receipt of the examination or audit report, the royalty and service fees and any advertising contributions due on the amount of such understatement, plus interest (at the rate and on the terms provided in Paragraph D of Section 8 hereof) from the date originally due until the date of payment. Any contention that the COMPANY or its independent accountants have miscalculated any sum then due shall not excuse FRANCHISEE from making full payment of all sums then determined to be due, with all disputed sums to be paid as provided herein and a refund to be made by the COMPANY within ten (10) days of any final determination that a lesser sum than FRANCHISEE has paid pursuant hereto was properly due to the COMPANY. Further, if any such examination or audit is made necessary by the failure of FRANCHISEE to provide reports, records, financial statements, or other documents or information as herein required, or failure to provide such reports, records, financial statements, documents, or information on a timely basis, or if an understatement of the Gross Revenues for any month is determined by any such examination or audit to be greater than two percent (2%), FRANCHISEE shall reimburse the COMPANY for the cost of such examination or audit, including, without limitation, the charges of any independent accountants and the travel expenses, room and board, and compensation of employees of the COMPANY. The foregoing remedies shall be in addition to all other remedies and rights of the COMPANY hereunder or under applicable law.

13.  ASSIGNMENT

A.    BY THE COMPANY

This Agreement and the Franchise are fully assignable by the COMPANY and shall inure to the benefit of any assignee or other legal successor to the interest of the COMPANY herein.

B.   FRANCHISEE MAY NOT ASSIGN WITHOUT APPROVAL OF THE COMPANY

FRANCHISEE understands and acknowledges that the rights and duties created by this Agreement are personal to FRANCHISEE and that the COMPANY has granted the Franchise in reliance upon the individual or collective character, skill, aptitude, attitude, business ability, and financial resources of FRANCHISEE or its owners. Therefore, except as otherwise provided in Paragraphs D and E of this Section 13, neither the Franchise, nor the Restaurant, nor any interest in the Restaurant, nor any part or all of the ownership of FRANCHISEE may be voluntarily, involuntarily, directly or indirectly, assigned, sold, subdivided, subfranchised, or otherwise transferred by FRANCHISEE or its owners (including, without limitation, by merger or consolidation, by issuance of additional securities representing an ownership interest in FRANCHISEE, by operation of law, or, in the event of the death of FRANCHISEE or an owner of FRANCHISEE, by will, declaration of or transfer in trust, or the laws of interstate succession) without the prior written approval of the COMPANY, and any such assignment or transfer without such approval shall constitute a breach hereof and shall convey no rights to or interests in the Franchise or the Restaurant.

C.   CONDITIONS FOR APPROVAL OF ASSIGNMENT

If FRANCHISEE and its owners are in full compliance with this Agreement, the COMPANY shall not unreasonably withhold its approval of an assignment, provided that the proposed assignee is, in the opinion of the COMPANY, of good moral character and has sufficient business experience, aptitude, and financial resources to own and operate the Restaurant and otherwise meets the COMPANY's then applicable standards for new franchisees, and further provided that the following conditions are met prior to, or concurrent with, the effective date of the assignment:

(i) all obligations of FRANCHISEE and its owners incurred in connection with this Agreement have been assumed by the assignee;

(ii) FRANCHISEE shall have paid such royalty and service fees, advertising contributions, amounts owed for purchases by FRANCHISEE from the COMPANY and its affiliates, and any other amounts owed to the COMPANY and its affiliates that are then due;

(iii) the assignee agrees to complete the initial training program then required of new franchisees;

(iv) if required, the lessor of the premises of the Restaurant has consented to FRANCHISEE's assignment or sublease of the premises to the assignee;

(v) the assignee (and, if the assignee is a partnership or corporation, its partners or shareholders) shall, at the COMPANY's option, have executed and agreed to be bound by (a) an assignment and assumption agreement satisfactory to the COMPANY whereby the assignee assumes the obligations of FRANCHISEE under this Agreement, or (b) the form of franchise agreement and any ancillary agreement as are then customarily used by the COMPANY in the grant of new franchises for Floridino's Restaurants, which shall provide for the same royalty and service fees and advertising contributions required hereunder and a term equal to the remaining term of the Franchise;

(vi) FRANCHISEE or the assignee shall have paid to the COMPANY an assignment fee in an amount equal to twenty-five percent (25%) of the franchise fee then most recently received by the COMPANY for a comparable new franchise to defray expenses incurred by the COMPANY in connection with the assignment, including, without limitation, training of the assignee, legal and accounting fees, credit and other investigation charges, and evaluation of the assignee and the terms of the assignment;

(vii) except to the extent limited or prohibited by applicable law, FRANCHISEE (and each of its partners or shareholders if FRANCHISEE is a partnership or corporation) shall have executed a general release, in a form satisfactory to the COMPANY, of any and all claims against the COMPANY and its affiliates, officers, directors, employees, and agents;

(viii) the COMPANY shall have approved the material terms and conditions of such assignment and shall have determined that the price and terms of payment are not so burdensome as to adversely affect the operation of the Restaurant by the assignee;

(ix) FRANCHISEE (and each of its partners or shareholders if FRANCHISEE is a partnership or corporation) shall have executed a noncompetition covenant in favor of the COMPANY and the assignee agreeing that, for a period of two (2) years commencing on the effective date of the assignment or from the effective date of any injunction required to enforce the provisions of the covenant, whichever is later, he will not have any direct or indirect interest as an owner, investor, partner, director, officer, employee, consultant, representative, or agent, or in any other capacity, in any Italian or Italian-American restaurant within five (5) miles of the Restaurant or any Floridino's Restaurant in operation or under development as of the effective date of the assignment; and

(x) FRANCHISEE (and each of its partners or shareholders if FRANCHISEE is a partnership or corporation) shall have entered into an agreement with the COMPANY agreeing that any and all obligations of the assignee to make installment payments of the purchase price to FRANCHISEE (and each of its partners or shareholders if FRANCHISEE is a partnership or corporation) shall be subordinated to the assignee's obligations to the COMPANY and its affiliates, including, without limitation, any royalty and service fees and advertising contributions.

The COMPANY's approval of an assignment shall not constitute a waiver of any claims it may have against the assignor, nor shall it be deemed a waiver of the COMPANY's right to demand exact compliance with any of the terms or conditions of this Agreement by the assignee.

D.   DEATH OR DISABILITY OF FRANCHISEE

Upon the death or permanent disability of FRANCHISEE (or the managing partner or officer of FRANCHISE if FRANCHISEE is a partnership or corporation), the executor, administrator, conservator, or other personal representative of such person, or the remaining partners or directors, shall appoint a competent manager within a reasonable time, not to exceed thirty (30) days from the date of death or permanent disability. The appointment of such manager shall be subject to the COMPANY's prior written approval, and such manager shall, if requested by the COMPANY, attend and satisfactorily complete the COMPANY's then required initial training program at FRANCHISEE's expense. If the Restaurant is not being managed by a COMPANY approved manager within such thirty (30) day period, the COMPANY is authorized, but shall not be required, to immediately appoint a manager to maintain the operation of the Restaurant for and on behalf of FRANCHISEE until an approved assignee or manager shall be able to assume the management and operation of the Restaurant. The COMPANY's appointment of a manager of the Restaurant shall not relieve FRANCHISEE of his obligations hereunder, and the COMPANY shall not be liable for any debts, losses, costs, or expenses incurred in the operation of the Restaurant or to any creditor of FRANCHISEE for any products, materials, supplies, or services purchased by the Restaurant during any period that it is managed by the COMPANY appointed manager. The COMPANY shall have the right to charge a reasonable fee for such management services and to cease to provide such management services at any time.

Upon the death or permanent disability of FRANCHISEE (or the managing partner of officer of FRANCHISEE, if FRANCHISEE is a partnership or corporation), executor, administrator, conservator, or other personal representative of such person shall transfer his interest within a reasonable time, not to exceed twelve (12) months from the date of death or permanent disability, to a person approved by the COMPANY unless FRANCHISEE is a partnership or corporation and a new managing partner or officer approved by the COMPANY, subject to the satisfactory completion of all then required training for such managing partners or officers, has been appointed within such period, and subject to the transfer or assignment of such interest within thirty (30) days of the completion of any applicable probate or administration proceedings with respect to the estate of such person. Such transfers, including, without limitation, transfers by devise or inheritance, shall be subject to all the terms and conditions for assignments and transfers contained in Paragraph B and C of this Section 13. Failure to comply with the requirements of this paragraph shall constitute grounds for termination under Paragraph B of Section 14 hereof.

E. ASSIGNMENT TO A CORPORATION

Upon thirty (30) days prior written notice to the COMPANY, the Franchise may be assigned, by an agreement in form and substance approved by the COMPANY, to a corporation that conducts no business other than operating the Restaurant, that is actively managed by FRANCHISEE and for which FRANCHISEE owns and controls all of the equity and voting power of all issued and outstanding capital stock. Such an assignment shall not relieve FRANCHISEE of his obligations hereunder, and FRANCHISEE shall remain jointly and severally liable for all obligations hereunder. The articles of incorporation, by-laws, and other organizational documents of such corporation shall recite that the issuance and assignment of any interest therein is restricted by the terms of Paragraphs B, C, D, and E of this Section 13 and all issued and outstanding stock certificates of such corporation shall bear a legend reflecting or referring to such restrictions.

     Any person who becomes a shareholder of FRANCHISEE during the term of the Franchise shall execute an agreement in a form provided or approved by the COMPANY undertaking to be bound jointly and severally by all provisions of this Agreement and any shareholder owning more than five percent (5%) of the beneficial interest in such corporation shall execute a personal guarantee, in the form attached hereto as Exhibit A or any form then required by the COMPANY, of all obligations of FRANCHISEE to the COMPANY and any affiliated corporation, partnership, or other business entity. FRANCHISEE shall provide to the COMPANY at any time upon a request a certified copy of the articles of incorporation and a list, in such form as the COMPANY may require, of all shareholders (of record and beneficially) reflecting their respective interests in FRANCHISEE.

F. THE COMPANY'S RIGHT OF FIRST REFUSAL

     If FRANCHISEE (or its partners or shareholders if FRANCHISEE is a partnership or corporation) shall at any time determine to sell or to transfer for consideration the Franchise, the Restaurant, any interest in the Restaurant, or any ownership interest in FRANCHISEE, other than to any individual or entity already owning an interest therein, FRANCHISEE (or its partners or shareholders if FRANCHISEE is a partnership or corporation) shall obtain a bona fide, signed written offer from a responsible and fully disclosed purchaser and shall submit an exact copy of such offer to the COMPANY. The COMPANY shall have the right, exercisable by written notice delivered to FRANCHISEE, (or its partners or shareholders if FRANCHISEE is a partnership or corporation) within thirty (30) days from the date of delivery of an exact copy of such offer to the COMPANY, to purchase the Franchise, the Restaurant, such interest in the Restaurant, or such ownership interest in FRANCHISEE for the price and on the terms and conditions contained in such offer, provided that the COMPANY may substitute cash for any form of payment proposed in such offer and shall have not less than thirty (30) days within which to close any such transaction, or such longer period as may have been provided by the terms and conditions of such offer. If the COMPANY does not exercise its right of first refusal, FRANCHISEE (or its partners or shareholders if FRANCHISEE is a partnership or corporation) may complete the sale to such purchaser pursuant to and on the terms of such offer, subject to the COMPANY's approval of the purchaser as provided in Paragraphs B and C of this Section 13, provided that if the sale to such purchaser is not completed within one hundred twenty (120) days after delivery of such offer to the COMPANY, or if there is a material change in the terms and conditions of such offer, the COMPANY shall again have the right of first refusal provided herein.

14. TERMINATION OF THE FRANCHISE

A. BY FRANCHISEE

If FRANCHISEE is in substantial compliance with this Agreement and the COMPANY materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice thereof is delivered to the COMPANY, FRANCHISEE may terminate the Franchise. Such termination shall be effective ten (10) days after delivery to the COMPANY of written notice that such breach has not been cured and FRANCHISEE elects to terminate the Franchise. A termination (or purported or attempted termination) of the Franchise by FRANCHISEE, other than in strict compliance with the foregoing provisions or the provisions in Paragraph B of
Section 9 hereof shall be deemed a termination by FRANCHISEE without cause and a material breach of this Agreement by FRANCHISEE.

B.   BY THE COMPANY

The COMPANY shall have the right to terminate the Franchise by delivery of a written notice to FRANCHISEE stating that the COMPANY elects to terminate the Franchise as a result of any of the breaches set forth below. Such termination shall be effective upon delivery of such notice of termination or, if applicable, upon the failure to cure (to the COMPANY's satisfaction) any such breach, by the expiration of any period of time within which such breach may be cured in accordance with the provision set forth below, without the necessity of any further notice from the COMPANY to FRANCHISEE. It shall be a material breach of this Agreement if FRANCHISEE (and/or, when applicable, any of its partners, shareholders, directors, or officers if FRANCHISEE is a partnership or corporation):

(i) fails to acquire the premises for the Restaurant as provided in Paragraph A of Section 3 hereof, construct the Restaurant as provided in Paragraph B of Section 3 hereof, open the Restaurant for business as provided in Paragraph C of Section 3 hereof, or satisfactorily complete the initial training program as provided in Paragraph A of Section 4 hereof;

(ii) abandons, surrenders, or loses the right to occupy the premises of the Restaurant (except as otherwise permitted in Paragraph D of Section 3 hereof) or fails to actively operate the Restaurant;

(iii) has made any material misrepresentation or omission in his application for the Franchise, or is convicted of or pleads no contest to a felony, or is convicted of or pleads no contest to any crime or offense that may adversely affect the reputation of Floridino's Restaurants or the goodwill associated with the Marks and the System;

(iv) surrenders or transfers control of the operation of the Restaurant (including entering into a management arrangement with any person not a party to this Agreement), makes an unauthorized direct or indirect assignment or transfer of this Agreement, the Franchise, the Restaurant, any interest in the Restaurant, or any ownership interest in FRANCHISEE or fails or refuses to effect an assignment, transfer, or appointment of an approved manager in accordance with Paragraph D of Section 13 hereof;

(v) makes any unauthorized use of the Marks or unauthorized use or disclosure of any of the Confidential Information;

(vi) terminates (or purports or attempts to terminate) the Franchise, other than in strict compliance with Paragraph B of
Section 9 hereof or Paragraph A of this Section 14,

(vii) fails to timely pay royalty and service fees, advertising contributions, amounts due for purchases from the COMPANY or its affiliates, or other payments due the COMPANY;

(viii) fails to maintain insurance in strict compliance with Paragraph L of Section 9 hereof;

(ix) fails to comply with any other provision of this Agreement or any mandatory format, specification, standard, method, or procedure required by the COMPANY, or to timely pay amounts due to persons other than the COMPANY or its affiliates; or

(x) fails on three (3) or more separate occasions within any twelve (12) consecutive month period to submit when due financial statements, reports or other data, information, or supporting records, to pay when due the royalty and service fees, advertising contributions, amounts due for purchases from the COMPANY or its affiliates, or other payments due to the COMPANY, or to pay amounts due to other persons, or otherwise fails to comply with this Agreement, whether or not such failures to comply are cured after notice thereof is delivered to FRANCHISEE.

FRANCHISEE shall have the right to cure a breach under subparagraph (vii) or subparagraph (viii) within ten (10) days after delivery of the COMPANY's notice of termination pursuant thereto and shall have the right to cure a breach under subparagraph (ix) within thirty (30) days after delivery of the COMPANY's notice of termination pursuant thereto.


15.  RIGHTS AND OBLIGATIONS UPON EXPIRATION OR TERMINATION

A.  PAYMENT OF AMOUNTS OWED TO THE COMPANY

FRANCHISEE agrees to pay to the COMPANY, within fifteen (15) days after the effective date of the expiration or termination of the Franchise, such royalty and service fees, advertising contributions, any and all amounts owed for products purchased by FRANCHISEE from the COMPANY and its affiliates, interest due the COMPANY on any of the foregoing, and any and all other amounts owed to the COMPANY and its affiliates that are then unpaid. FRANCHISEE shall contemporaneously with such payment provide a complete accounting of all such amounts owed to the COMPANY and its affiliates.

B.  THE MARKS

FRANCHISEE shall, upon the expiration or termination of the
Franchise:

(i) not directly or indirectly at any time or in any manner identify himself as a current or former franchisee or licensee of or as otherwise associated with the COMPANY, identify any restaurant as a current or former Floridino's Restaurant, use the Marks, any colorable imitation thereof, or other indicia of Floridino's Restaurants in any manner or for any purpose, or use for any purpose any trademark, service mark, trade name, logo, trade dress, or other commercial symbol that suggests or indicates a connection or association with the COMPANY;

(ii) promptly remove or paint over all signs, decals, and lettering displaying the Marks at the Restaurant and take such other actions as required or approved by the COMPANY to distinguish the Restaurant from Floridino's Restaurants; promptly destroy or deliver to the COMPANY (at the COMPANY's option, exercisable within ten (10) days after the termination) all menus, advertising materials, stationery, business forms, and other materials displaying the Marks or otherwise identifying or relating to Floridino's Restaurants

(iv) promptly take such action as may be required to cancel all fictitious or assumed name registrations relating to his use of the Marks;

(v) promptly notify the telephone company and all listing agencies of the expiration or termination of FRANCHISEE's right to use any telephone number and any regular, classified, or other telephone directory listings associated with the Marks and authorize transfer of the same to or at the direction of the COMPANY; and

(vi) provide to the COMPANY within thirty (30) days after the effective date of the expiration or termination evidence satisfactory to the COMPANY of FRANCHISEE's compliance with the foregoing obligations.

If requested by the COMPANY during the term of the Franchise, FRANCHISEE shall execute dated letters to telephone companies and telephone directory listing agencies directing termination and/or transfer of FRANCHISEE's right to use telephone numbers
associated with the Marks that     the COMPANY may utilize upon
the expiration or termination of the Franchise.  FRANCHISEE
acknowledges that as between the COMPANY     and FRANCHISEE, the
COMPANY has the sole right to and interest in all telephone numbers and directory listings associated with the Marks, and FRANCHISEE authorizes the COMPANY, and hereby appoints the COMPANY and any officer of the COMPANY as his attorney in fact to direct the telephone company and all listing agencies to transfer the same to the COMPANY or at its direction should FRANCHISEE fail or refuse to do so, and the telephone company and all listing agencies may accept such direction or this Agreement as conclusive of the exclusive right of the COMPANY in such telephone numbers and directory listings and its authority to direct their transfer.

C.   CONFIDENTIAL INFORMATION

FRANCHISEE shall, upon the expiration or termination of the Franchise, immediately cease to use in any business or otherwise the Confidential Information disclosed to FRANCHISEE pursuant to this Agreement and return to the COMPANY all copies of the Operating Manual and other written forms of the Confidential Information that have been loaned or provided to him by the COMPANY.

D.   COVENANT NOT TO COMPETE

If the Franchise expires or is terminated by the COMPANY in accordance with the provisions of this Agreement or by FRANCHISEE without cause, FRANCHISEE agrees that, for a period of two (2) years commencing on the effective date of the expiration or termination, the date on which FRANCHISEE ceases to operate the Restaurant, or the effective date of any injunction required to enforce the provisions of this paragraph, whichever is later, FRANCHISEE (and its partners or shareholders if FRANCHISEE is a partnership or corporation) will not have any interest as an owner, partner, director, officer, employee, consultant, representative, or agent, or in any other capacity, in any Italian or Italian American restaurant (i) on the premises of the Restaurant or (ii) within five (5) miles of the Restaurant or any other Floridino's Restaurant in operation or under development as of the effective date of such expiration or termination.

E.   THE COMPANY'S RIGHT TO PURCHASE FRANCHISEE'S ASSETS

Upon the expiration or termination of the Franchise by the COMPANY in accordance with the provisions of this Agreement or by FRANCHISEE without cause, the COMPANY shall have the option, exercisable by giving written notice thereof within thirty (30) days from the date of such expiration or termination, to purchase from FRANCHISEE all of the tangible assets of FRANCHISEE used in the operation of the Restaurant (including, without limitation, all equipment, fixtures, furniture, signs, and inventory of ingredients, foods, beverages, plates, glasses, cups, utensils, menus, napkins, and other supplies, but excluding any unamortized portion of the franchise fee, cash, short term investments, and accounts receivable) and, if assignable, an assignment of all leases, subleases, agreements, licenses, permits, and certificates required for operation of the Restaurant. The COMPANY shall have the unrestricted right to assign this option to purchase.

The purchase price for the tangible assets of FRANCHISEE used in the operation of the Restaurant shall be the lesser of the (i) total purchase price paid by FRANCHISEE for such tangible assets, less depreciation for federal income tax purposes through the date of the expiration or termination of the Franchise as previously elected by FRANCHISEE, or (ii) fair market value of such assets on the date of the expiration or termination of the Franchise. Should the COMPANY and FRANCHISEE disagree as to the purchase price of such tangible assets, such disagreement shall be resolved pursuant to the arbitration provisions of Section 18 hereof, with the COMPANY and FRANCHISEE responsible for their respective costs and attorney fees incurred in connection therewith. No amount shall be paid by the COMPANY to FRANCHISEE for the assignment of all leases, subleases, agreements, licenses, permits, and certificates that may be assigned.

The purchase price for the tangible assets of FRANCHISEE used in the operation of the Restaurant shall be paid in cash at the closing of the purchase, which shall take place not later than thirty (30) days after the determination of the purchase price, at which time FRANCHISEE shall: (i) deliver instruments transferring good and marketable title to the tangible assets purchased, free and clear of all liens and encumbrances, to the COMPANY or its nominee, with all sales and other transfer taxes paid by FRANCHISEE and (ii) assign to the COMPANY or its nominee all leases, subleases, agreements, licenses, permits, and certificates that may be assigned. If FRANCHISEE cannot deliver clear title to all of the tangible assets purchased or there are other unresolved issues, the closing of the sale shall be accomplished through an escrow. The COMPANY and FRANCHISEE shall, prior to closing, comply with any applicable bulk sales provisions of the Uniform Commercial Code as enacted in the applicable state. The COMPANY shall have the right to set off against and reduce the purchase price by any sums then due to the COMPANY or any of its affiliates.

If the COMPANY exercises the foregoing option to purchase the tangible assets of FRANCHISEE used in the operation of the Restaurant, the COMPANY shall have the right (but shall not be required) pending determination of the purchase price and the closing of such purchase to operate the Restaurant for its exclusive benefit at its expense, subject to its having assumed all liabilities associated with its operation of the Restaurant and having executed a written indemnification agreement by which FRANCHISEE is held harmless for events occurring after the COMPANY commences operation of the Restaurant.

F.   CONTINUING RIGHTS AND OBLIGATIONS

All rights and obligations of the COMPANY and FRANCHISEE that expressly or by their nature survive the expiration or termination of the Franchise shall continue in full force and effect subsequent to and notwithstanding its expiration or termination and until they are satisfied or by their nature expire.

16.  ENFORCEMENT

A.    SEVERABILITY AND SUBSTITUTION OF VALID PROVISIONS

Except as expressly provided to the contrary herein, each section, paragraph, term, and provision of this Agreement, and any portion thereof, shall be considered severable and if, for any reason, any such portion of this Agreement is held to be invalid, contrary to, or in conflict with any applicable present or future law or regulation in a final, unappealable ruling issued by any court, agency, or other tribunal of competent jurisdiction in a proceeding to which the COMPANY is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible, which shall continue to be given full force and effect and bind the parties hereto, although any portion held to be invalid shall be deemed not to be a part of this Agreement from the date the time for appeal expires, if FRANCHISEE is a party thereto, otherwise upon FRANCHISEE's receipt of a notice of non-enforcement thereof from the COMPANY.

If any applicable and binding law or rule of any jurisdiction requires a greater period of notice of any proposed termination of the Franchise than is required hereunder, or the taking of some other action not required hereunder, or if under any applicable and binding law or regulation of any applicable jurisdiction, any provision of this Agreement or any format, specification, standard, method, or procedure required by the COMPANY is invalid or unenforceable, the period of notice and/or other action required by such law or rule shall be substituted for the comparable provisions hereof, and the COMPANY shall have the right, in its sole discretion, to modify such invalid or unenforceable provision, format, specification, standard, method, or procedure to the extent required to be valid and enforceable. FRANCHISEE agrees to be bound by any promise or covenant imposing the maximum duty permitted by law that is subsumed within the terms of any provision hereof, as though it were separately articulated in and made a part of this Agreement, that may result from striking from such provision, or any format, specification, standard, method, or procedure required by the COMPANY, any portion or portions that a court or other tribunal of competent jurisdiction may hold to be unenforceable in a final decision to which the COMPANY is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such an order. Any modification to this Agreement contemplated by this paragraph shall be effective only in such jurisdiction or jurisdictions as are specifically included within the authority of the court or other tribunal rendering the decision giving rise to such modification, unless the COMPANY elects to give such modification greater applicability, and this Agreement shall be enforced in all other jurisdictions without regard to any such modification.

B.   WAIVER OF OBLIGATIONS

The COMPANY may by written instrument unilaterally waive or reduce any obligation of or restriction upon FRANCHISEE under this Agreement, and FRANCHISEE may by written instrument unilaterally waive or reduce any obligation of or restriction upon the COMPANY under this Agreement, effective upon delivery of written notice thereof to the other or such other effective date stated in the notice of waiver. Whenever this Agreement requires the COMPANY's prior approval or consent, FRANCHISEE shall make a timely written request therefor, and such approval shall be obtained in writing.

The COMPANY makes no warranties or guarantees upon which FRANCHISEE may rely, and assumes no liability or obligation to FRANCHISEE, by granting any waiver, approval, or consent to FRANCHISEE, or by reason of any neglect, delay, or denial of any request therefor. Any waiver granted by the COMPANY shall be without prejudice to any other rights the COMPANY may have, will be subject to continuing review by the COMPANY, and may be revoked, in the COMPANY's sole discretion, at any time and for any reason, effective upon delivery to FRANCHISEE of ten (10) days prior written notice.

The COMPANY shall not be deemed to have waived or impaired any right, power, or option reserved by this Agreement (including, without limitation, the right to demand exact compliance with every term, condition, and covenant herein, or to declare any breach thereof to be a default and to terminate the Franchise) by virtue of any custom or practice of the parties at variance with the terms hereof; any failure, refusal, or neglect of the COMPANY to exercise any right under this Agreement or to insist upon exact compliance with FRANCHISEE's obligations hereunder (including, without limitation, any format, specification, standard, method, or procedure required by the COMPANY) ; any waiver, forbearance, delay, failure, or omission by the COMPANY to exercise any right, power, or option, whether of the same, similar, or different nature, with respect to other Floridino's Restaurants; or the acceptance by the COMPANY of any payments due from FRANCHISEE after any breach of this Agreement.

Neither the COMPANY nor FRANCHISEE shall be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from: (i) transportation shortages, material or energy shortages, or the voluntary foregoing of the right to acquire or use any of the foregoing in order to accommodate or comply with the orders, requests, regulations, recommendations, or instructions of any federal, state, or municipal government or any department or agency thereof; (ii) compliance with any law, ruling, order, regulation, requirement, or instruction of any federal, state, or municipal government or any department or agency thereof; (iii) acts of God; (iv) acts or omissions of the other party; (v) fires, strikes, embargoes, war, or riot; or (vi) any other similar event or cause. Any delay resulting from any of the said causes shall extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

C.   SPECIFIC PERFORMANCE/INJUNCTIVE RELIEF

Nothing herein contained shall bar the COMPANY's right to obtain specific performance of the provisions of this Agreement and injunctive relief against threatened conduct that will cause it loss or damage under customary equity rules, including applicable rules for obtaining restraining orders and preliminary injunctions. FRANCHISEE agrees that the COMPANY may have such injunctive relief, in addition to such further and other relief as may be available at equity or law, and the sole remedy of FRANCHISEE, in the event of the entry of such injunction, shall be the dissolution of such injunction, if warranted, upon hearing duly had (all claims for damages by reason of the wrongful issuance of any such injunction being expressly waived hereby).

D.   RIGHTS AND REMEDIES ARE CUMULATIVE

The rights and remedies of the COMPANY hereunder are cumulative and no exercise or enforcement by the COMPANY of any right or remedy hereunder shall preclude the exercise or enforcement by the COMPANY of any other right or remedy hereunder or that the COMPANY is entitled by law to exercise or enforce.

E.   COSTS AND ATTORNEY FEES

If a claim for amounts owed by FRANCHISEE to the COMPANY or any affiliate is asserted in any legal proceeding before a court of competent jurisdiction or arbitrators, or if the COMPANY is required to enforce this Agreement in a judicial or arbitration proceeding, the COMPANY shall be entitled to reimbursement of its costs and expenses, including reasonable accounting and legal fees.

F.   GOVERNING LAW/CONSENT TO JURISDICTION

Except to the extent governed by the United States Trademark Act (Lanham Act, 15 U.S. C. Sections 1051, et. seq.), any other applicable federal law, or any applicable state franchise law, this Agreement and the Franchise shall be governed by the laws of the State of Florida, the state in which the COMPANY is headquartered, all financial obligations of FRANCHISEE are required to be paid, and this Agreement is deemed to have been executed.

G.   BINDING EFFECT

This Agreement is binding upon the parties hereto and their respective heirs, personal representatives, assigns, and successors in interest, and shall not be modified except by written agreement signed by both the COMPANY and FRANCHISEE. If FRANCHISEE is a corporation, each shareholder or other owner of more than five percent (5%) of the beneficial interest in FRANCHISEE shall execute a personal guarantee in the form of that which appears in Exhibit A attached hereto.


H.   CONSTRUCTION

The preambles to this Agreement are a part of this Agreement, which constitutes the entire agreement of the parties, and there are no other oral or written understandings or agreements between the COMPANY and FRANCHISEE relating to the subject matter of this Agreement as of the date of this Agreement other than as may be specifically referenced herein.

Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

The headings of the several sections and paragraphs hereof are for convenience only and do not define, limit, or construe the contents of such sections or paragraphs.

The term "FRANCHISEE" as used herein is applicable to one or more persons, a partnership, or a corporation, as the case may be, and the singular usage includes the plural and the masculine and neuter usages include the other and the feminine. If two or more persons are at any time FRANCHISEE hereunder, their obligations and liabilities to the COMPANY shall be joint and several. References to "FRANCHISEE" and "assignee" which are applicable to an individual or individuals shall mean the owner or owners of the equity or operating control of FRANCHISEE or the assignee if FRANCHISEE or the assignee is a partnership or corporation.

This Agreement may be executed in multiple copies, each of which shall be deemed an original.

Time is of the essence in this Agreement.

17.  EFFECTIVENESS OF AGREEMENT

The delivery of an unexecuted copy of this Agreement and any accompanying franchise offering circular to FRANCHISEE shall not be deemed to be an offer to grant a franchise or enter into an agreement that FRANCHISEE may accept by the execution of such copy. No franchise shall be deemed to have been granted by the COMPANY to FRANCHISEE and no agreement shall be deemed to have been reached between the COMPANY and FRANCHISEE until the COMPANY has delivered a fully executed copy of this Agreement to FRANCHISEE and the franchise fee required to be paid by Paragraph A of Section 8 hereof has been received by the COMPANY.

18.  ARBITRATION

     All disputes between the COMPANY and FRANCHISEE arising from or in any way related to this Agreement or to business dealings between the COMPANY and any affiliated corporation, partnership, or other business entity and FRANCHISEE shall be submitted to binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, with such arbitration to take place in Winter Haven, Polk County, Florida, unless the COMPANY shall specifically agree in writing to the conduct of such arbitration proceeding in some other location.

Nothing in this section shall be deemed to preclude the COMPANY from filing litigation in any court of competent jurisdiction for injunctive relief to enforce the provisions of this Agreement either during the term or upon the expiration hereof, nor shall the commencement of any such litigation be deemed to constitute a waiver of the COMPANY's right to arbitrate any dispute otherwise subject to this section. In any such action seeking injunctive relief, the remedies available to the COMPANY shall be limited to such injunction as the court deems appropriate and neither the COMPANY nor FRANCHISEE may assert any monetary claims or other causes of action or affirmative defenses in such litigation, without regard to any otherwise applicable rule of civil procedure requiring the assertion of any such claim as a compulsory counterclaim or affirmative defense. Upon the completion of any arbitration contemplated by this Section 18, either the COMPANY or FRANCHISEE may apply to any court of competent jurisdiction for such order as may be deemed appropriate to modify, vacate, or confirm any award of the arbitration panel entered pursuant to this Section 18.

19.  NOTICES AND PAYMENTS

     All written notices permitted or required to be delivered by the provisions of this Agreement or of the Operating Manual shall be deemed so delivered at the time delivered by hand, one (1) business day after sending by telegraph, telefax, or a comparable electronic system, or three (3) business days after being placed in the U.S. mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid, addressed to the party to be notified at its most current principal business address of which the notifying party has been notified.

All payments and reports required by this Agreement shall be directed to the COMPANY at the address listed in the first paragraph of this Agreement or to such other persons and places as the COMPANY may direct from time to time. Any required payment or report not actually received by the COMPANY during regular business hours on the date due or properly placed in the
U. S. mail and postmarked by postal authorities at least three
(3) business days prior thereto shall be deemed delinquent.

IN WITNESS WHEREOF, the parties hereto have executed sealed, and delivered this Agreement in counterparts on the day and year first above written.


FLORIDINO'S INTERNATIONAL, INC.    FRANCHISEE:


Sign: _________________________    Sign: _______________________


Print: ________________________    Print: ______________________

Title: ________________________    Title: ______________________

Date: _________________________    Date: _______________________






ACKNOWLEDGEMENTS

STATE OF _____________________
COUNTY OF ___________________


The foregoing franchise agreement was acknowledged before me this day of _____________, 19____, by _______________________ as
____________________________________________, of Floridino's
International, Inc., a Florida corporation, on behalf of the corporation. He or she is personally known to me or has produced ______________as identification and did take an oath.

                              NOTARY PUBLIC:
                              Signed: _______________________
                              Print: _________________________
(Seal)                             My Commission Expires:


STATE OF  _______________________
COUNTY OF ______________________

The foregoing franchise agreement was acknowledged before me this
_______day of  _______, 19 ____________,   by  _________________.
 He or she is personally known to me or who has produced as identification and did take an oath.

                              NOTARY PUBLIC:
                              Signed: _______________________
                              Print: _________________________
(Seal)                             My Commission Expires:

5465-001-289008
EXHIBIT A

PERSONAL GUARANTEE

In consideration of the granting of a franchise to construct, own, and operate a Floridino's Restaurant to [name of corporation] or of the approval by Floridino's International, Inc., a Florida corporation, of the assignment of a previously granted franchise to operate a Floridino's Restaurant to (name of corporation], the undersigned, as the owner of more than five percent (5%) of the beneficial interest in (name of corporation], hereby guarantees all obligations, financial and otherwise, of [name of corporation] to Floridino's International, Inc. (including its successors and assigns) and any affiliated corporation, partnership, or other business entity (including its successors and assigns), and agrees to pay any such financial obligation immediately upon demand therefor irrespective of whether any demand has yet been made upon [name of corporation] and irrespective of the ability of [name of corporation] to satisfy any then existing financial obligation to Floridino's International, Inc. (including its successors and assigns) or any affiliated corporation, partnership, or other business entity (including its successors and assigns).

The obligations of the undersigned are to be joint and several with any other guarantor of the obligations of [name of corporation] to Floridino's International, Inc. (including its successors and assigns) and any affiliated corporation, partnership, or other business entity (including its successors and assigns) and it is specifically understood that the failure of Floridino's International, Inc. (including its successors and assigns) or any such affiliated corporation, partnership, or other business entity (including its successors and assigns) to attempt to recover on the guarantee of any other individual with respect to the obligations of (name of corporation] shall not constitute a defense to any claims against the undersigned arising from this guarantee.

Sign:  ___________________________

Print: ___________________________

Date: ____________________________